EXHIBIT 10.49
FOURTH AMENDMENT TO LEASE
     AGREEMENT, dated as of the 25th day of July, 2006, between 120 BROADWAY HOLDINGS, LLC, a Delaware limited liability company, having an office at 7 World Trade Center, 250 Greenwich Street, New York, New York 10007 (“Landlord”), and TOWER GROUP, INC., a Delaware corporation, having an office at 120 Broadway, New York, New York 10271 (“Tenant”).
STATEMENT OF FACTS
     By Lease dated as of February 19, 1997 (the “Original Lease”), by and between Broadpine Realty Holding Company, Inc. (“BRHC”) (as predecessor-in-interest to Landlord) and Tower Insurance Company of New York (“TICNY”), BRHC leased to TICNY and TICNY hired from BRHC certain premises in the building known as 120 Broadway, New York, New York (the “Building”), consisting of a portion of the fourteenth (14th) floor of the Building, for a term ending on May 31, 2008. By Modification of Indenture of Lease dated as of May (no day), 1998 (the “First Amendment”), TICNY leased the balance of the rentable area of the fourteenth (14th) floor (the “Fourteenth Floor Premises”) in the Building. By the Second Amendment to Lease dated as of January 15, 2003 (the “Second Amendment”), TICNY leased a portion of the seventeenth (17th) floor (the “Seventeenth Floor Premises”) of the Building. By the Third Amendment to Lease dated as of September 1, 2005 (the “Third Amendment”), TICNY leased a portion of the thirtieth (30th) floor and the entire thirty-first (31st) floor of the Building, surrendered the Fourteenth Floor Premises and the Seventeenth Floor Premises, and extended the term of the Lease to June 30, 2021. By Assignment of Lease dated as of June 30, 2006 (the “Assignment Agreement”), TICNY assigned all of its right, title and interest as tenant under the Lease to Tower Group, Inc.
     The Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Assignment Agreement and any and all other amendments and modifications thereof shall hereinafter be collectively referred to as the “Lease”. Landlord and Tenant now desire to further amend the Lease upon the terms hereinafter contained.
     NOW, THEREFORE, in consideration of the Lease and the mutual covenants herein contained, Landlord and Tenant hereby agree as follows:
1. DEFINED TERMS:
     Unless the context otherwise clearly indicates a contrary intent or unless specifically otherwise provided herein, each term used in this Agreement which is defined in the Lease shall be deemed to have the meaning set forth in the Lease.

2. FOURTH PREMISES:
     A. For the purposes of this Agreement, the term “Fourth Premises” shall mean that certain portion of the thirtieth (30th) floor of the Building as approximately indicated by hatched markings on the rental plan annexed hereto as Exhibit “A” and made a part hereof; and
     B. Effective throughout the period (the “Fourth Premises Term”) commencing as of July 1, 2006 (the “Fourth Premises Commencement Date”) (which date may be subject to postponement pursuant to Paragraph 4.J. of this Agreement) and ending as of the Expiration Date (as extended in this Agreement), both dates inclusive:
     (i) the Lease shall be amended by adding the Fourth Premises to the Demised Premises; and
     (ii) Landlord leases to Tenant and Tenant hires from Landlord the Fourth Premises, and Tenant’s use and occupy of the Fourth Premises and its obligations with respect thereto shall be in accordance with the terms, provisions, conditions and agreements contained in the Lease, except as otherwise expressly provided in this Agreement.
3. DELIVERY OF POSSESSION OF FOURTH PREMISES:
     If Landlord is unable to give possession of the entire Fourth Premises to Tenant on the Fourth Premises Commencement Date with Landlord’s Base Work substantially completed because of any reason beyond Landlord’s reasonable control, (i) Landlord shall not be subject to any liability for failure to give possession on said date, (ii) the validity of this Agreement and the Lease shall not be impaired under such circumstances, (iii) the same shall not be construed in any way to extend the Fourth Premises Term or the Term of the Lease, (iv) the Fourth Premises Commencement Date shall be deemed extended until the date on which Landlord shall have tendered delivery of possession thereof to Tenant with Landlord’s Base Work substantially completed (provided Tenant is not responsible for the inability to obtain possession), and (v) Landlord shall promptly and diligently take such action as may be necessary, in Landlord’s reasonable opinion, to substantially complete Landlord’s Base Work. The provisions of this Paragraph are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.
4. TENANT’S FOURTH PREMISES WORK; LANDLORD’S BASE WORK:
     A. Tenant, at Tenant’s expense, shall cause its architect, TPG Architecture, LLP to prepare a final set of plans (the “Plans”) for the construction and finishing of the Fourth Premises. The Plans shall (i) comply with all Legal Requirements, (ii) contain complete information (including engineering required) and be in sufficient detail so as to be accepted for filing by the New York City Building Department, and (iii) show the proposed locations of all mechanical, electrical and plumbing equipment, partitions, ceilings, entrances, doors, lighting, fixtures, receptacles and switches, and other installations to be installed in the Fourth Premises. The Plans shall be submitted by Tenant to Landlord for Landlord’s approval. Any revisions to the Plans required by Landlord shall be performed by Tenant within five (5) business days after demand by Landlord. Landlord agrees to respond to any written request for approval of a complete set of Tenant’s Plans within ten

(10) business days after Landlord’s receipt thereof. Tenant shall incorporate into Tenant’s Plans those changes, revisions and/or additions reasonably required by Landlord, and shall resubmit the revised Tenant’s Plans to Landlord for Landlord’s approval. Landlord agrees to respond to any written request for approval of revised Plans within five (5) business days after Landlord’s receipt thereof. The cost of preparing (and revising, if necessary) Tenant’s Plans shall be borne entirely by Tenant. Tenant shall reimburse Landlord, as additional rent, for any actual out-of-pocket fees and expenses incurred by Landlord in connection with Landlord’s review of Tenant’s Plans and any revisions thereto by bona fide third parties. Landlord’s approval of any plans or specifications shall not be deemed to constitute and shall not relieve Tenant from Tenant’s full responsibility for the feasibility, compliance with laws and technical competency thereof. Notwithstanding any provision of this Agreement to the contrary, any requests for revisions to the Plans or other notices to be given hereunder pursuant to this Article may be given to Landlord’s or Tenant’s designated representative (as the case may be) either (i) delivered personally, or (ii) sent by certified mail, return receipt requested, or overnight courier, with receipt acknowledged.
     B. In accordance with the Plans, Tenant shall, at Tenant’s sole cost and expense and as part of Tenant’s “Alterations” (as defined in Section 1.01 of the Lease), perform all of the work specified in the Plans (the “Fourth Premises Work”) in the entire Fourth Premises necessary for Tenant’s occupancy thereof, except for Landlord’s Base Work and subject to the provisions of the Lease and this Agreement. The Fourth Premises Work shall include, but not be limited to, the perimeter and core walls and columns enclosed with sheetrock and finished, and Tenant’s Sprinkler Installation (as set forth in Paragraph 4.G. hereof). Tenant agrees with respect to its activities and work that it will conform to all of Landlord’s reasonable labor regulations of which it receives written notice and shall not knowingly do or permit anything to be done that might create any work stoppage, picketing or other labor disruption or dispute. Tenant agrees that it will, prior to the commencement of any work in the Fourth Premises, deliver to Landlord all certificates of insurance required to be supplied to Landlord by Tenant pursuant to the terms of the Lease and this Agreement.
     C. In consideration of Tenant performing all of the Fourth Premises and for Tenant completing all of the Fourth Premises Work necessary for its occupancy thereof, other than Landlord’s Base Work, in accordance with all of the terms, covenants and conditions of the Lease and this Agreement, Landlord agrees that if Tenant, within a period of twenty-four (24) months from the Fourth Premises Commencement Date, shall have fully satisfied all of the following conditions (collectively, the “L/C Conditions”): (i) Tenant shall have submitted to Landlord a reasonably detailed itemization of the leasehold improvements installed by Tenant in the entire Fourth Premises, (ii) Tenant shall have submitted to Landlord final lien waivers and a lien search conducted after the date of the completion of the Fourth Premises Work demonstrating that there has not been filed with respect to the land and/or the Building and/or the Fourth Premises or any part thereof or upon Tenant’s leasehold interest therein any vendor’s, mechanic’s, laborer’s, materialman’s or other lien arising out of the Fourth Premises Work which has not been discharged of record, and (iii) the Fourth Premises Work shall have been uniformly performed and completed in the entire Fourth Premises, and (iv) Tenant shall not then be in default (after notice and the expiration of any applicable cure period in this Lease) with respect to any of the “material” terms, covenants or conditions to be performed or observed by Tenant under the Lease or this Agreement (which for purposes of this Article is deemed to mean Tenant’s obligation to pay Minimum Rent and additional rent), then Landlord shall reimburse or cause to be reimbursed to Tenant an amount (the “Landlord’s F/P Contribution”) equal to the lesser of (a) the actual cost of the Fourth Premises Work improvements performed by Tenant in the entire Fourth Premises and “Tenant’s Reimbursable Costs” (as hereinafter defined), or (b) SIX HUNDRED THIRTY-SEVEN THOUSAND EIGHTY-FIVE AND 00/100 ($637,085.00) DOLLARS, it being understood and agreed that Landlord’s F/P Contribution shall not exceed the sum of SIX HUNDRED THIRTY-SEVEN THOUSAND EIGHTY-FIVE AND 00/100 ($637,085.00) DOLLARS (said amount herein being referred to as the “Maximum Contribution Amount”) and that all costs and expenses in excess of said sum shall be borne solely by Tenant.
     D. Upon Tenant’s request, Landlord’s F/P Contribution as provided in Paragraph 4.C. hereof shall be paid out from time to time but not more frequently than monthly (in contradistinction to upon completion and receipt by Landlord of paid bills for all of the Fourth Premises Work) as the Fourth Premises Work progresses, which request by Tenant shall be accompanied by the following (such request, together with all of the following documentation, shall herein be referred to as the “Progress Installment Requisition”):
               (1) a certificate signed by Tenant or Tenant’s architect, dated not more than ten (10) days prior to such request, setting forth the following:
          (i) that, to the best knowledge of Tenant’s architect, the sum then requested was justly due to persons who have rendered services or furnished materials for the work therein specified, and giving a brief description of such services and materials and the several amounts to be paid to each of said persons in respect thereof, and certifying that the Fourth Premises Work represented by the aforesaid invoices has been satisfactorily completed in accordance with the final plans;
          (ii) that, to the best knowledge of Tenant’s architect, no part of such expenditure is being made the basis, in any previous or then pending prior request, for the receipt of Landlord’s F/P Contribution or has been made out of the proceeds of Landlord’s F/P Contribution received by Tenant, and that the sum then requested does not exceed the value of the services and materials described in the certificate; and
          (iii) that, to the best knowledge of Tenant’s architect, except for the amount, if any, stated pursuant to the foregoing subparagraph 4.D.a.(i) in such certificate to be due for services or materials, there is no outstanding indebtedness known to the persons signing such certificate, which is then due for labor, wages, materials, supplies or services in connection with such work which, if unpaid, might immediately become the basis of a vendor’s, mechanic’s, laborer’s or material man’s statutory or similar lien upon such work or upon the land and or the Building or the Fourth Premises or any part thereof or upon Tenant’s leasehold interest;
               (2) a current lien search demonstrating that there has not been filed with respect to the land and Building and/or the Fourth Premises or any part thereof or upon Tenant’s leasehold interest therein any lien which has not been discharged of record; and
               (3) waivers of lien for the work performed up to and including the date of such request from all contractors, subcontractors and materialmen involved in the performance of the Fourth Premises Work and the materials furnished in connection therewith.
          Subject to the provisions of Paragraph 4.C. hereof, upon compliance with the foregoing provisions of this Paragraph 4.D. and provided Tenant shall not then be in default (after notice and the expiration of any applicable cure period in this Lease) with respect to any of the monetary terms to be performed or observed by Tenant under the Lease or this Agreement, Landlord shall pay or cause to be paid to Tenant or, at Tenant’s written instruction, directly to the persons named (pursuant to the foregoing subparagraph 4.D.a.(i)) in such certificate, the respective amounts stated therein to be due to them provided, however, that Landlord’s F/P Contribution shall not exceed the sum of SIX HUNDRED THIRTY-SEVEN THOUSAND EIGHTY-FIVE AND 00/100 ($637,085.00) DOLLARS and that all costs and expenses in excess of said sum shall be borne solely by Tenant. The amount of each installment of Landlord’s F/P Contribution payable pursuant to any Progress Installment Requisition shall be an amount equal to the lesser of(x) the amount requested by Tenant in the Progress Payment Installment Requisition in question, or (y) the amount equal to the product obtained by multiplying the Maximum Contribution Amount by a fraction, the numerator of which is the actual costs paid by Tenant for the completed portions of Fourth Premises Work referenced in the Progress Installment Requisition in question, and the denominator of which is equal to the total estimated cost of the Fourth Premises Work, which estimate shall be made and certified by Tenant’s architect in good faith based upon the final plans for the Fourth Premises Work. Notwithstanding anything to the contrary contained herein, Landlords’ payment of the final fifteen (15%) percent of the Landlord’s F/P Contribution shall be subject to Tenant’s full satisfaction of the L/C Conditions. For purposes of this Article, the “Tenant’s Reimbursable Costs” shall mean the aggregate of the reasonable, out-of-pocket third party expenses incurred by Tenant solely in connection with Tenant’s performance of Tenant’s Fourth Premises Work in the Fourth Premises for the following items: (i) architectural fees; (ii) engineering fees; and (iii) filing fees. In no event shall the aggregate amount of the Landlord’s F/P Contribution utilized to pay for Tenant’s Reimbursable Costs exceed fifteen (15%) percent of the total Landlord’s F/P Contribution.
     E. The provisions of Article 2 of the Lease shall not apply to the Fourth Premises. The provisions of Article 5 of the Lease shall apply to the Fourth Premises, except that: (i) at Tenant’s sole cost and expense, the Fourth Premises Work shall be performed by Ambassador Construction Co. and only by contractors, subcontractors and mechanics designated on the list of currently approved contractors, subcontractors and mechanics which is annexed hereto as Exhibit “C”, which are deemed approved only for the performance of the Fourth Premises Work and not for any other future Alterations; (ii) Tenant shall utilize only Landlord’s designated subcontractors for the performance of life safety systems (including without limitation Class E system work subcontractors), security subcontractors (if the Fourth Premises Work shall affect any Building security system) and HVAC subcontractors; (iii) Tenant shall utilize the “expediter” designated by Landlord in connection with the Fourth Premises Work, which Landlord hereby designates to be Charles Rizzo & Associates; and (iv) Section 5.01.C of the Lease shall not apply to the Fourth Amendment. In the event of any conflict between the terms of this Fourth Amendment and the terms of Article 5 of the Original Lease, the terms of this Fourth Amendment shall control.
     F. Tenant may non-exclusively use the Building freight elevator on a first come, first served basis, which use shall be scheduled in advance with Landlord and be subject to availability and the use in common with the other tenants of the Building and Landlord, its employees, agents and contractors; and exclusively by appointment (subject to availability).
     F. Tenant may be permitted to enter into the Fourth Premises for installation of its machinery, equipment and fixtures and performance of its work, all as permitted by this Agreement and the Lease prior to the Fourth Premises Commencement Date at its sole risk, provided that such entry and work do not unreasonably interfere with Landlord’s performance of the work to be done by Landlord. At any time during such period of prior entry, if Landlord notifies Tenant in writing that Tenant’s entry or work is unreasonably interfering with or delaying Landlord’s performance of Landlord’s Base Work, Tenant shall forthwith discontinue any further work and shall remove from the Fourth Premises and shall cause its workmen or contractors to remove therefrom, any equipment, materials or installations which are the subject of Landlord’s notice.
     G. Tenant’s Fourth Premises Work shall include the furnishing and installation of a sprinkler system in the entire Fourth Premises (the “Tenant’s Sprinkler Installation”), including without limitation the furnishing and installation of all equipment necessary to connect such sprinkler system in the Fourth Premises to the main sprinkler loop existing on the floor of the Fourth Premises as part of Landlord’s Base Work. The following provisions of this Paragraph shall apply with respect to Tenant’s Sprinkler Installation: (i) such sprinkler system must comply with all applicable laws, orders, rules and regulations; (ii) the type, brand, location and manner of installation of such sprinkler system shall be subject to Landlord’s prior reasonable approval; (iii) Tenant shall make all repairs and replacements, as and when necessary, to such sprinkler system (including, without limitation, the main sprinkler loop from the flow control assembly on the thirtieth (30th) floor) and any replacements thereof; and (iv) notwithstanding anything contained in this Agreement or the Lease to the contrary, such sprinkler system, or any replacement thereof and any installments in connection therewith, whether made by Tenant or Landlord, shall upon expiration or sooner termination of the Lease be deemed the property of Landlord.
     H. For purposes hereof, the term “Landlord’s Base Work” shall mean, collectively, the performance in the Fourth Premises of the work items set forth on the schedule annexed hereto as

Exhibit “B”. Landlord shall, at Landlord’s sole cost and expense, cause its designated contractor to perform the Landlord’s Base Work in the Fourth Premises. All of Landlord’s Base Work shall be performed in a good and workmanlike manner and in compliance with all Legal Requirements. Except for Landlord’s Base Work, Landlord shall not be required to spend any money or to do any work to prepare the Fourth Premises for Tenant’s occupancy. The specification of Landlord’s Base Work represents the limit of Landlord’s responsibilities in connection with the preparation of the Fourth Premises and, except as so provided, Tenant shall take the Fourth Premises in “as-is” condition. Landlord’s Base Work shall be of quality, type, materials, manufacture, design, capacity and finish as reasonably determined by Landlord as at least Building standard. Landlord’s Base Work shall constitute a single, non-recurring obligation on the part of Landlord and there shall be no credit for unused items. Subject to the provisions of the Lease, all work performed and installations made by Landlord shall, upon installation, become Landlord’s property and shall be surrendered at the expiration or sooner termination of the term of the Lease, in good condition, reasonable wear and tear and casualty excepted.
     I. Landlord agrees to perform final tie-ins to the building’s class E system for the fire alarm points servicing the Fourth Premises (the “Class E Work”) and furnish and install a strobe panel servicing the floor (the “Strobe Panel Work”), all at Tenant’s sole cost and expense, concurrently with the Fourth Premises Work in a manner which will not unreasonably interfere with the Fourth Premises Work. The foregoing Class E Work and Strobe Panel Work shall be performed by Landlord in a good and workmanlike manner and in compliance with all Legal Requirements..
     J. Landlord agrees that it will use good faith reasonable efforts to obtain contracts for the performance of the Landlord’s Base Work required to be performed by it and to arrange to have all such work commenced without delay and prosecuted without unnecessary interruption until completed. Except as otherwise specifically set forth herein, Landlord has made and makes no representation of the dates on which it will complete the Landlord’s Base Work, and Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance and the Lease and this Agreement shall not be affected thereby. If, for any reason whatsoever, Landlord’s Base Work is not substantially completed by the Fourth Premises Commencement Date, then Landlord shall be given whatever additional time may be reasonably necessary to complete same and the Fourth Premises Commencement Date shall be deemed to occur on the date which shall be three (3) business day after notice is given to Tenant of the substantial completion of Landlord’s Base Work. If Tenant shall dispute whether Landlord’s Base Work has been substantially completed, then pending the resolution of such dispute, the Fourth Premises Commencement Date shall nevertheless be deemed to have occurred three (3) business days after Tenant’s receipt of Landlord’s notice of substantial completion of Landlord’s Base Work.
5. MINIMUM RENT; FREE N\P MINIMUM RENT PERIOD; SECURITY DEPOSIT:
     A. Effective throughout the period commencing on the Fourth Premises Commencement Date and continuing through the Expiration Date (as extended by this Agreement), the annual

Minimum Rent payable pursuant to the Lease shall be increased by the following annual amounts (which amounts shall herein be referred to as the “Fourth Premises Minimum Rent”) with respect to the Fourth Premises:
     (i) THREE HUNDRED NINETY-THREE THOUSAND NINETY-FIVE AND 00/100 ($393,095.00) DOLLARS per annum ($32,757.92 per month) for the period (the “First Rental Period”) commencing on the Fourth Premises Commencement Date and ending on the day immediately preceding the five (5) year anniversary of the Fourth Premises Commencement Date, both dates inclusive;
     (ii) FOUR HUNDRED TWENTY THOUSAND TWO HUNDRED FIVE AND 00/100 ($420,205.00) DOLLARS per annum ($35,017.08 per month) for the period (the “Second Rental Period”) commencing on the five (5) year anniversary of the Fourth Premises Commencement Date and ending on the day immediately preceding the ten (10) year anniversary of the Fourth Premises Commencement Date, both dates inclusive; and
     (iii) the annual Minimum Rent payable for the period (the “Third Rental Period”) commencing on the ten (10) year anniversary of the Fourth Premises Commencement Date and ending on the Expiration Date, both dates inclusive, shall be an annual amount equal to the greater of (a) one hundred (100%) percent of the annual “Fair Market Rent” (as determined pursuant to the provisions of Paragraph 10.C. of the Third Amendment) of the Fourth Premises to be calculated as of the first day of the Third Rental Period on the basis of a new letting in the then rental market of the Fourth Premises for a term of five (5) years, or (b) the annual Minimum Rent payable on the last day of the Second Rental Period;
all of which shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of the Lease. If the Fourth Premises Commencement Date occurs on a day other than the first day of a calendar month, the Fourth Premises Minimum Rent for such partial calendar month shall be prorated on the basis of the number of days of the Fourth Premises Term within such calendar month, and the balance of the first month’s Fourth Premises Minimum Rent theretofore paid shall be credited against the next monthly installment of the Fourth Premises Minimum Rent.
     B. Section 3.01 of the Lease, Paragraph 8.D. of the Third Amendment and any other initial free rent periods shall not apply to the Fourth Premises Minimum Rent payable by Tenant for the Fourth Premises.
     C. For the purposes of this Agreement, the “Free F/P Minimum Rent Period” shall mean the nine (9) month period commencing on the Fourth Premises Commencement Date and ending on the date immediately preceding the nine (9) month anniversary of the Fourth Premises Commencement Date.

     D. Effective as of the Fourth Premises Commencement Date and provided Tenant is not then in monetary default under the terms, covenants and conditions of the Lease and/or this Agreement, Tenant is herewith granted a rent concession during the Free F/P Minimum Rent Period solely with respect to the Fourth Premises in connection with the Fourth Premises Minimum Rent payable as set forth in Paragraph 5.A. of this Agreement for the Fourth Premises; provided, however, Tenant shall nevertheless be obligated to pay to Landlord all other additional rents and charges payable under the terms of the Lease and this Agreement (including, without limitation, electricity) during the Free F/P Minimum Rent Period. Except for the rent concession as herein provided during the Free F/P Minimum Rent Period, Tenant shall use and occupy the Fourth Premises during the Free F/P Minimum Rent Period pursuant to all of the other terms, covenants and conditions of the Lease and this Agreement.
     E. Effective as of the date of this Agreement, the “Security Deposit Amount” set forth in Section 1.01 of the Lease shall be further increased to the amount of FIVE HUNDRED FIFTY-FOUR THOUSAND TWO HUNDRED NINETY AND 33/100 ($554,290.33) DOLLARS (the “Adjusted Security Amount”). Upon Tenant’s execution of this Agreement, Tenant shall deposit with Landlord as additional security the differential balance required to increase the security currently on deposit with Landlord to the Adjusted Security Amount. Tenant may deliver the Adjusted Security Amount to Landlord in the form of a “Letter of Credit” in accordance with the provisions of Section 33.03 of the Original Lease.
6. ADDITIONAL RENT:
     Effective as of the Fourth Premises Commencement Date and solely with respect to the Fourth Premises, Section 1.01 of the Lease shall be deemed amended as follows (it being agreed that Section 1.01 of the Lease shall remain unmodified with respect to the balance of the Demised Premises):
(i) the “Base Operating Amount” shall mean the amount of the Operating Expenses for the 2006 calendar year;
(ii) the “Base Tax Amount” shall mean the amount of Taxes with respect to the Tax Year commencing on July 1, 2005 and ending on June 30, 2006;
(iii) the term “Square Feet of Rentable Area” in the Fourth Premises shall be deemed to be the equivalent of Thirteen Thousand Five Hundred Fifty-Five (13,555) rentable square feet, as agreed to by the parties. This definition shall not be construed as any kind of representation by Landlord as to the size of the Fourth Premises or the Building;
(iv) the term “Tenant’s Operating Share” shall mean 0.76%;
(v) the term “Tenant’s Tax Share” shall mean 0.76%;

(vi) Section 20.02 of the Lease shall be amended by adding the following sentence:
“Where more than one (1) meter measures the amount of usage to the Fourth Premises, usage through each meter shall be billed in the aggregate with coincidental demand in accordance with the provisions of this Article 20.”;
(vii) on the first line of Section 20.03.B(i) of the Lease, the amount of “60,733.75” shall be replaced with the amount “$37,276.25”; and
(viii) on the fifth (5th) line of Section 20.03.B(i) of the Lease, the amount of “$22,085.00” shall be replaced with the amount of “$13,555.00”.
     7. ASSIGNMENT OF LEASE; SUBLETTING:
          A. By separate agreement Landlord has consented to the Assignment of Lease dated as of June 30, 2006, whereby TICNY assigned all of its right, title and interest as tenant under the Lease to Tower Group, Inc. By separate agreement Landlord further consented to the Sublease dated as of June 30, 2006, by Tower Group, Inc. to CastlePoint Management Corp. of approximately 5,450 rentable square feet of the Demised Premises in accordance with the provisions of Paragraph 40.H.1. of the Original Lease. Tenant hereby represents to Landlord that as of the date of this Agreement, Tower Insurance Company of New York is a wholly owned subsidiary of Tenant, and as such constitutes a “Related Corporation” under the Original Lease. Accordingly, the Sublease dated as of June 30, 2006, by Tower Group, Inc. to TICNY of approximately 101,832 rentable square feet of the Demised Premises in accordance with the provisions of Paragraph 40.H.1. of the Original Lease, did not require the consent of Landlord.
          B. Notwithstanding anything to the contrary contained in the Lease, Tenant named herein shall have the right to allow a portion of the Demised Premises (not to exceed 20,000 rentable square feet) to be occupied by the Law Offices of Steven G. Fauth, which is a professional with whom Tenant maintains an ongoing, substantial and direct business relationship (the “Permitted Occupant”), without being subject to the provisions of Paragraphs 40.B. and 40.I. of the Original Lease, provided (i) any such occupant shall not violate the conditions of Paragraph 40.C. of the Original Lease, (ii) at all times, there shall be only one reception area servicing the entire demised premises, (iii) no names other than the firm name of Tenant shall be displayed in the demised premises, and (iv) no such occupancy shall operate to vest any interest in the demised premises in any such occupant, and any such occupancy shall be subject to all of the terms, covenants and conditions of the Lease on Tenant’s part to be performed.
     8. SHAFT SPACE; ROOF SPACE:
     Article 12 of the Third Amendment shall apply to the Fourth Premises and the phrase “New Premises” as contained therein shall be replaced with “Fourth Premises” for purposes of this Fourth Amendment.

     9. BROKER:
     Landlord and Tenant each represents and warrants to Landlord that it neither consulted nor negotiated with any broker or finder in connection with this Agreement other than CB Richard Ellis, Inc. and Silverstein Properties, Inc., as agent for Landlord. Landlord and Tenant agree to indemnify and hold the other harmless from and against any damages, costs and expenses suffered by reason of any breach of the foregoing representation. For purposes of this Agreement, the term “Designated Broker” shall be deemed to mean CB Richard Ellis, Inc. and Silverstein Properties, Inc. Landlord agrees to pay the Designated Broker any commission due pursuant to a separate agreement.
     10. MISCELLANEOUS:
          A. Except as otherwise expressly set forth in this Agreement, all of the terms, provisions, covenants and conditions of the Lease shall remain and continue unmodified and in full force and effect and are hereby ratified and confirmed in all respects.
          B. This Agreement shall not be changed, modified or cancelled orally. This Agreement shall be binding upon the parties hereto, their respective heirs, administrators, successors and, as permitted, assigns.
          C. This Agreement shall in all respects and in all events be governed by and construed in accordance with the laws of the State of New York (excluding, however, its conflict of laws provisions).
          D. This Agreement is being tendered to Tenant without obligation on Landlord’s part and in no event shall it be deemed to be binding upon Landlord or give Tenant any rights unless and until Landlord shall have executed the same and delivered a copy to Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Fourth Amendment to Lease as of the day and year first above written.

120 BROADWAY HOLDINGS, LLC, Landlord a Delaware limited liability company
By:	/s/ Larry A. Silverstein
	Name:	Larry A. Silverstein
	Title:	President

TOWER GROUP, INC., Tenant a Delaware corporation
By:	/s/ Michael H. Lee
	Name:	Michael H. Lee
	Title:	President
Tenant’s Federal Employer I.D. Number: 133894120

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)
     On the 25 day of July in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared Michael H. Lee , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Steven G. Fauth NOTARY PUBLIC

Steven G. Fauth
Notary Public, State of New York
No. 02FA5020801
Qualified in New York County Commission Expires Nov. 29, 2009

EXHIBIT “A”
FOURTH PREMISES
NOTE: This is a schematic plan and is intended to only show the proposed general layout of the Fourth Premises. All measures, distances and dimensions are approximate and not to scale. The depictions hereon do not constitute a warranty or representation of any kind.

EXHIBIT “B”
LANDLORD’S BASE WORK
1.	Perform Building standard demolition in the Fourth Premises and deliver the Fourth Premises broom clean (“Landlord’s F/P Demolition Work”).

2.	Deliver six (6) watts per rentable square foot (demand load) to the Fourth Premises, ready for distribution by Tenant (exclusive of Building standard air conditioning).

3.	Deliver a Form ACP-5 covering the Fourth Premises.
4. Perform flash patching to the floor of the Fourth Premises and deliver the floor of the Fourth Premises ready to receive carpet; and perform firestopping in the Fourth Premises.
5.	Repair and replace convector covers in the Fourth Premises as necessary.

6.	Tenant agrees to utilize the existing submeters, and Landlord shall furnish and install any necessary additional electric submeters in the Fourth Premises in locations designated by Landlord.
7. Relocate one (1) existing HVAC unit servicing the Fourth Premises.
8. Furnish and install one (1) new fifteen (15) ton Building standard air conditioning unit for the Fourth Premises.

EXHIBIT “C”
APPROVED CONTRACTOR LIST